EXHIBIT 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 10, 2016, relating to the consolidated financial statements of Pretium Resources Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 40-F for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, BC
May 2, 2016